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                                                                     EXHIBIT 1.1


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                            STOCK PURCHASE AGREEMENT

                            Dated as of May 17, 2001

                                  By and Among

                       Direct Marketing Technologies, Inc.

                                24/7 Media, Inc.,

                                       And

        Exactis.com, Inc., a wholly owned subsidiary of 24/7 Media, Inc.









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                                TABLE OF CONTENTS

                                                                      PAGE

ARTICLE I   Sale and Purchase of Stock

      1.1   Purchase of Stock...........................................1
      1.2   Purchase Price..............................................1
      1.3   Payment of Purchase Price...................................1
      1.4   Transfer Taxes..............................................1
      1.5   Closing.....................................................2
      1.6   Escrow Fund.................................................2

ARTICLE II  Representations and Warranties

      2.1   Representations and Warranties of Seller....................2
      2.2   Representations and Warranties of Purchaser.................15

ARTICLE III Additional Agreements

      3.1   Access to Information; Confidentiality......................16
      3.2   Reasonable Efforts..........................................17
      3.3   Conduct of Business of Company..............................18
      3.4   Employee Matters............................................19
      3.5   Indemnification, Exculpation and Insurance..................20
      3.6   Fees and Expenses...........................................20
      3.7   Public Announcements........................................20
      3.8   Litigation..................................................20
      3.9   Tax Matters.................................................20
      3.10  Resignations................................................24
      3.11  No Solicitation.............................................24
      3.12  Disclosure Supplements......................................24
      3.13  Return of Receivables.......................................25
      3.14  Assignment and Assumption of Contracts......................25

ARTICLE IV  Conditions Precedent

      4.1   Conditions to Each Party's Obligation To Effect the Sale....25
      4.2   Conditions to Obligations of Purchaser......................26
      4.3   Conditions to Obligations of Seller and the Company.........27
      4.4   Frustration of Closing Conditions...........................27

ARTICLE V   Termination, Amendment and Waiver

      5.1   Termination.................................................28
      5.2   Effect of Termination.......................................28
      5.3   Amendment...................................................29
      5.4   Extension; Waiver...........................................29
      5.5   Procedure for Termination, Amendment, Extension or Waiver...29

ARTICLE VI  Restrictive Covenants


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      6.1   Restrictions................................................29
      6.2   Non-competition.............................................29
      6.3   Non Interference with Business Relations....................30
      6.4   Confidential Information....................................30
      6.5   Scope ......................................................31
      6.6   Remedies....................................................31

ARTICLE VII Indemnification

      7.1   Survival and Remedies.......................................31
      7.2   Indemnification of Purchaser by the Seller..................32
      7.3   Indemnification by Purchaser................................33
      7.4   Indemnification Procedure for Third party Claims Against
            Indemnified parties.........................................33
      7.5   Failure to Give Timely Notice...............................34
      7.6   Insurance...................................................34

ARTICLE VIII  General Provisions

      8.1   Notices.....................................................35
      8.2   Definitions.................................................36
      8.3   Interpretation..............................................37
      8.4   Counterparts................................................38
      8.5   Entire Agreement; No Third-Party Beneficiaries..............38
      8.6   Governing Law...............................................38
      8.7   Assignment..................................................38
      8.8   Enforcement.................................................38
      8.9   Severability................................................38


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      THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of May 17, 2001, by and among Direct Marketing Technologies, Inc. ("Purchaser"), an Illinois corporation, 24/7 Media, Inc., a Delaware corporation ("Seller"), and Exactis.com, Inc. (the "Company"), a Delaware corporation and wholly owned subsidiary of Seller.

      WHEREAS, the respective Boards of Directors of Purchaser, Seller and the Company have approved and declared advisable this Agreement and the sale of all outstanding shares of the Company by Seller to Purchaser (the "Sale") upon the terms and subject to the conditions set forth in this Agreement, and have each determined that the Sale and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

      WHEREAS, Purchaser, Seller and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Sale and also to prescribe various conditions to the Sale; and

      WHEREAS, simultaneously with the execution and delivery of this Agreement, Purchaser and certain individuals are entering into employment agreements (the "Employment Agreements") pursuant to which Purchaser will agree to employ such individuals following the Closing Date (as defined in Section 1.5).

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I.

                           SALE AND PURCHASE OF STOCK

1.1 PURCHASE OF STOCK. At the Closing (as defined in Section 1.5), Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, all of the outstanding capital stock of the Company (the "Purchased Stock") in accordance with this Agreement.

1.2 PURCHASE PRICE. The purchase price payable by Purchaser for the Purchased Stock (the "Purchase Price") shall be $15,250,000.

1.3 PAYMENT OF PURCHASE PRICE. The Purchase Price less (x) $1,500,000 which shall be deposited into escrow pursuant to Section 1.6 hereto (the "Escrow Amount") and (y) $1,750,000 which shall be paid by Purchaser to the Company on account of the prepayment due from Seller to Purchaser pursuant to the Service Agreement referred to in Section 4.2(f) hereof shall be paid by Purchaser to Seller on the Closing Date by wire transfer of immediately available funds to an account or accounts to be designated by Seller.

1.4 TRANSFER TAXES. Any transfer taxes, stamp duties, filing fees, registration fees, recordation expenses, or other similar taxes, fees, charges or expenses incurred by Seller, the Company or any other party in connection with the transfer of the Purchased Stock to Purchaser or in connection with any of the other transactions contemplated by this Agreement shall be borne and paid exclusively by Purchaser.

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1.5 CLOSING. The closing of the transactions contemplated by Section 1 (the
"Closing") shall be held at the Colorado offices of Seller at 10:00 a.m. (Colorado time) on the earlier to occur of June 15, 2001 or the date upon which all conditions to Closing set forth in Article IV have been satisified, or at such other place, time and/or date as may be jointly designated by Purchaser and Seller (the "Closing Date").

1.6 ESCROW FUND. At the Closing, the Purchaser shall deposit the Escrow Amount into an escrow (the "Escrow Account") with American National Bank and Trust Company of Chicago (the "Escrow Agent") pursuant to the terms of an Escrow Agreement, substantially in the form of EXHIBIT A hereto (the "Escrow Agreement"). The Escrow Amount shall be held in escrow by the Escrow Agent and distributed in accordance with the terms of the Escrow Agreement, for the purpose of providing a source of payment with respect to claims for indemnification made against the Seller pursuant to Section 7.2 hereof.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

2.1 REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY. Except as set forth on the Disclosure Schedule delivered by Seller and the Company to Purchaser prior to the execution of this Agreement (the "Disclosure Schedule"), Seller and the Company jointly and severally represent and warrant to Purchaser as follows:

      (a) ORGANIZATION, STANDING AND CORPORATE POWER OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted.

      (b) ORGANIZATION, STANDING AND CORPORATE POWER OF COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually and in the aggregate, is not reasonably likely to have a material adverse effect on the Company. Seller has delivered to Purchaser complete and accurate copies of (a) the certificate of incorporation and bylaws of the Company in each case amended to the date hereof and (b) the minute books or other corporate records of the Company. The certificate of incorporation and bylaws of the Company provided to the Purchaser are in full force and effect. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

      (c) TITLE TO STOCK. On the Closing Date, Purchaser will acquire good title to the Purchased Stock free of any Liens or other encumbrances, except for any encumbrances created by or through Purchaser. The Purchased Stock was validly issued to Seller, is fully paid and non-assessable and is without, and was not issued to Seller in violation of, any preemptive rights, and was not issued to Seller in violation of any federal or state securities laws.


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      (d)   SUBSIDIARIES. Except as set forth in the Disclosure Schedule, the
Company has no subsidiaries or any other equity interest or investment in any other entity.

      (e) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which are issued and outstanding and wholly owned by Seller. There are not issued, reserved for issuance or outstanding (A) any other shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, the Company, (C) any warrants, calls, options or other rights to acquire from the Company, or any obligation of the Company to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or other voting securities of, or other ownership interests in, the Company or (D) any stock appreciation rights, phantom stock, tracking stock or similar rights related to the value of the Company's capital stock or its performance. There are not any outstanding obligations of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

      (f) AUTHORITY; NONCONTRAVENTION. (i) Seller and the Company have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Seller and the Company and the consummation by Seller and the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Seller and the Company, and no other corporate proceedings on the part of the Company and/or Seller are necessary to authorize such execution, delivery and performance. The transactions contemplated hereby do not constitute, and are not part of a series of transactions which constitute, a sale by Seller of all or substantially all of its assets, pursuant to the Delaware General Corporation Law. This Agreement has been duly executed and delivered by Seller and the Company and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of Seller and the Company, enforceable against Seller and the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

            (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any pledges, claims, liens, encumbrances, mortgages and security interests of any kind or nature whatsoever (collectively, "Liens") upon the Purchased Stock or any of the properties or assets of the Company under, (A) the certificate of incorporation or by-laws of the Company or of Seller, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license or similar authorization (each, a "Contract") applicable to the Company, Seller or their respective properties or assets or
(C) (1) any judgment, order or


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decree or (2) any statute, law, ordinance, rule or regulation, in each case applicable to the Company, Seller or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses or Liens that, individually and in the aggregate, are not reasonably likely to (w) have a material adverse effect on the Company or its properties and assets, (x) impair the ability of the Company or the Seller to perform its obligations under this Agreement, or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required by or with respect to Seller or the Company in connection with the execution and delivery of this Agreement by Seller or the Company or the consummation by Seller or the Company of the transactions contemplated by this Agreement.

      (g) FINANCIAL STATEMENTS. Except as set forth therein and in the Disclosure Schedule, the unaudited financial statements delivered to the Purchaser present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and March 31, 2001, respectively, and the results of its operations for the year then ended and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. The year end financial statements referred to in the foregoing sentences are the same financial statements which were used by the Seller in connection with the preparation of the Seller's consolidated financial statements for the year ended December 31, 2000, which consolidated financial statements have been audited by KPMG LLP in accordance with generally accepted auditing standards. Except as set forth in the Disclosure Schedule, the Company does not have any material liabilities or obligations (whether accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP (each, a "Liability") other than any such Liability which (i) is reflected in the Company's balance sheet as of December 31, 2000, or (ii) has arisen since December 31, 2000, in the ordinary course of business consistent with past practice, or consistent with industry practice, or (iii) which has arisen in connection with this Agreement or the transactions contemplated hereby. The accounts receivable of the Company arose in the ordinary course of business for goods or services delivered or rendered and constitute valid claims.

      (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and except as disclosed in the Disclosure Schedule, from March 31, 2001 to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been (1) any material adverse change in the Company, (2) any declaration, setting aside or payment of any dividend redemption, purchase, acquisition, call or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (3) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, (4) (A) any granting by the Company to any current or former director, consultant, executive officer or other employee of the Company of any increase in compensation,


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bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements, (B) any granting by the Company to any such current or former director, consultant, executive officer or employee of any increase in severance or termination pay, or (C) any entry by the Company or Seller into, or any amendments of, any Company Benefit Agreement, (5) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by the Company materially affecting their respective assets, liabilities or businesses, (6) any tax election that individually or in the aggregate is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of the Company, (7) any settlement or compromise of any material income tax liability, (8) any creation or suffering the existence of any Liens with respect to any of the Company's assets; (9) other than in the ordinary course of business, consistent with past practices, any sale, lease to others, license to others, disposition of, or other transfer of any of the assets or properties of the Company; (10) any loss, or interruption in use, of any material asset or property of the Company
(whether or not covered by Insurance) on account of fire, flood, riot, strike or other hazard or act of God; (11) any waiver of any material rights relating to the Company's business or arising under or in connection with any of the assets of the Company; (12) any acquisition of any assets or properties other than in the ordinary course of business consistent with past practice; (13) any merger, consolidation, recapitalization or other business combination or reorganization involving the Company; (14) any loans, advances or capital contributions made to or investments in any person or entity (other than advances to employees in respect of expenses in the ordinary course of business consistent with past practice); (15) any acceleration of the collection of receivables ahead of the terms of such receivables valued at more than $10,000 individually or $30,000 in the aggregate; (16) any action or omission by the Company which has had a material adverse affect on the relationship of the Company to any of its material customers or suppliers; (17) any material purchase commitment made other than in the ordinary course of business; (18) any material change made in the Company's selling, pricing, advertising or personnel practices inconsistent with its prior practice; or (19) without limiting the foregoing, entered into any material transaction, agreement or commitment (except as expressly contemplated by this Agreement) affecting any of the assets of the Company or its business, operations, prospects or financial condition other than in the usual and ordinary course of business consistent with past practice. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and except as disclosed in the Disclosure Schedule, since December 31, 2000 there has not been any material adverse change in the Company.

      (i) LITIGATION. Except as set forth in the Disclosure Schedule, as of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of the Company or Seller, threatened against or affecting the Company nor is there any material judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company.

      (j)   COMPLIANCE WITH APPLICABLE LAWS.

            (i) The Company holds all material permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities (the "Company Permits") that are required for it to own, lease or operate its assets and to carry on its businesses. The Company


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is in compliance in all material respects with the terms of the Company Permits and all applicable federal, state, local and foreign statutes, laws, ordinances, rules and regulations, which have or reasonably could have a material effect on the Company, its properties, financial conditions or operations. As of the date hereof, no action, demand, requirement or investigation by any governmental entity and no suit, action or proceeding by any other person or entity, in each case with respect to the Company or any of its properties is pending or, to the knowledge of the Company, threatened. The Company and its officers and agents have not made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other person in an attempt to influence any such action relating to the Company.

            (ii) To Seller's or the Company's knowledge, there have been no Releases of any Hazardous Materials at, on or under any facility or property currently or formerly owned, leased, or operated by the Company that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Company. The Company is not the subject of any pending or, to the Seller's or the Company's knowledge, threatened investigation or proceeding under Environmental Law relating in any manner to the treatment, storage or disposal of any Hazardous Materials generated at any facility or property currently or formerly owned, leased or operated by the Company. The Company has not received any communication (written or oral) from a governmental authority, citizens group or otherwise that alleges that the Company is not or was not in compliance with any Environmental Law. The Seller has provided Purchaser with accurate and complete copies of all environmental audits and similar reports in the possession of the Company with respect to each parcel of real property currently or previously owned, used, leased or subleased by the Company. The term "Environmental Law" means any and all applicable laws or regulations or other requirements of any governmental entity concerning the protection of human health or the environment. The term "Hazardous Materials" means all explosive or radioactive materials, hazardous or toxic substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos-containing materials, and all other materials or chemicals regulated under any Environmental Law. The term "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration in, into, onto, or through the environment.

      (k)   BENEFIT PLANS.

            (i) Set forth in the Disclosure Schedule is a true and complete list of each bonus, pension, stock option, stock purchase, stock bonus, welfare, benefit, profit sharing, retirement, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, all employment contracts or executive compensation agreements, and all collective bargaining agreements whether written or oral and whether formal or informal and each other "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) providing benefits to any current or former employee, officer, consultant or director of the Company (whether or not such person is or was directly employed by the company or employed by the Seller to provide services to the Company) (collectively, the "Company Benefit Plans").


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            (ii) None of the Company Benefit Plans is a voluntary employees'
beneficiary association as defined in Section 501(c)(9) of the Code. Neither the Company nor any of its ERISA Affiliates (as defined below) maintains, has ever maintained, or has any liability with respect to an employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. No Plan is intended to qualify under
Section 423 of the Code. For the purposes hereof, the term "ERISA Affiliate" shall mean any corporation or other Person which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as the Company, or which is under common control (within the meaning of Section 414(c) of the Code) with the Company, or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Company, or any corporation or other Person which is required to be aggregated with the Company pursuant to Section 414(o) of the Code or the regulations promulgated under Sections 414(b), (c), (m) or (o) of the Code.

            (iii) Each of the Company Benefit Plans is in compliance with the requirements provided by all applicable laws, statutes, regulations and rules, including ERISA, the Code, and any other laws or regulations applicable to such Plans. Each Company Benefit Plan and its related trust intended to qualify under
Section 401(a) and Section 501(a) of the Code is so qualified and has heretofore been determined by the Internal Revenue Service to so qualify, and, to the Company's and Seller's knowledge, nothing has occurred and no condition exists that could cause the loss of such qualification. All reports and notices, legally required to be filed and/or distributed with respect to the Company Benefit Plans, have been timely filed and distributed. Neither the Company nor any ERISA Affiliate maintains, contributes to, or has any liability for any welfare benefits for terminated employees (other than any welfare benefits provided in compliance with the Consolidated Omnibus Budget Reconciliation Act or other similar law (collectively "COBRA Laws")).

            (iv) With respect to the Company Benefit Plans, all applicable contributions, payments and insurance premiums for all periods ending prior to Closing have been made in full. The consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting or increase the amount of compensation due any employee or officer of the Company or any ERISA Affiliate.

            (v) With respect to each Company Benefit Plan (i) no prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code has occurred and no prohibited transaction will occur by virtue of the consummation of the transactions contemplated by this Agreement, (ii) no claim (other than routine claims for benefits made in the ordinary course of plan administration) is pending, or, to the knowledge of the Company and Seller, threatened or imminent with respect to any of the Company Benefit Plans, the Company, any ERISA Affiliate, and (iii) none of the Company or the ERISA Affiliates of any of the Company Benefit Plans has any knowledge of any facts which could give rise to any claim or liability for failure to comply with ERISA or the Code.

            (vi) The Company is not a party to any employment, consulting, deferred compensation, indemnification, severance or termination agreements or arrangements between the Company and any current or former employee, officer, consultant or director of the Company.

      (l) LABOR MATTERS. The Company is in compliance in all material respects with all federal, state, and local and foreign requirements regarding employment which have a material effect on the Company's relationship with its employees, officers, consultants or directors. The Company is not and never has been a party to any collective bargaining or other labor union contract applicable to persons employed by the Company and no collective bargaining agreement is being negotiated by the Company. There is no labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company. As of the date of this Agreement, to the knowledge of the Company, none of the Company or any of its representatives or employees has committed an unfair labor practice in connection with the operation of the business of the Company, and there is no charge or complaint against the Company by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

      (m)   TAXES.

            (i) The Company has filed all tax returns and reports required to be filed by it, or with respect to it, either separately or as a member of a group of corporations, under applicable laws and regulations and all such returns and reports are complete and correct in all material respects. The Company has timely paid all taxes (whether or not shown or required to be shown on such returns to be due), and no taxes are delinquent, and the most recent financial statements delivered to Purchaser reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof accrued through the date of such financial statements. No claim has ever been made by any governmental body in any jurisdiction in which a tax return has not been filed for the Company that the Company may be subject to tax in that jurisdiction. The Company and/or Seller have withheld with respect to all employees of the Company and/or Seller performing services for the Company all taxes required to be withheld by them under the Federal Insurance Contributions Act, as amended, the Federal Unemployment Tax Act, as amended, and other taxes required to be withheld from amounts paid or owing to any employee or other person (including, without limitation, to the extent withholding is required, any person considered a consultant by the Company) and have or will timely remit the same to the applicable taxing authorities. The Company is not obligated to make any payment, nor is it a party to any agreement (other than agreements entered into by the Company at Purchaser's direction in connection with the Closing) that under certain circumstances could obligate it to make any payment, that is not deductible under Section 162(m) or 280G of the Code; nor is the Company obligated to pay or reimburse any person for excise taxes under Section 4999 of the Code. Except as set forth in the Disclosure Schedules, neither the Seller nor the Company has requested or been granted an extension of the time for filing any tax return.

            (ii) No deficiencies for any taxes are outstanding or have been proposed, asserted or assessed against the Company that are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. No federal, state or foreign tax return or report or any other material tax return or report of the Company is currently under audit and no written or unwritten notice of any such audit or similar examination has been received by the Company. There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes nor has there been any request for any such

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extension. To the knowledge of the Company and Seller, there is no basis for the assertion of any claim relating to the failure to pay or the improper payment of taxes.

            (iii) The Company is not and never has been a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

            (iv) None of the assets of the Company is treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.No consent to the application of Section 341(f) of the Code has been filed with respect to the Company nor shall any such consent be filed on or prior to the Closing Date.

            (v) Seller has not elected to retain any of the net operating loss carryovers of capital loss carryovers of the Company for state, local or foreign income tax purposes.

            (vi) Except as provided in the Disclosure Schedules, the Seller and the Company have not had an "ownership change" within the meaning of Code
Section 382 during the period in which the Company has been a member of Sellers affiliated group.

            (vii) The Company does not have any liability for taxes of any person other than the Company (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise.

            (viii) All material elections with respect to taxes (including without limitation any elections under Sections 108(b)(5), 338(g), 565, 936(a), or 936(e) of the Code, or Treasury Regulation Sections 1.1502-20(g) or 1.1502-32(f)(2) (as in effect before January 1, 1995)) affecting or made by the Company and in effect as of the date hereof are described in the Disclosure Schedules.

            (ix) Neither the Company nor Seller has received, made any request for, or entered into, any tax rulings, closing agreements or changes of accounting method requested by the Company or Seller that could materially affect the Company's tax liability for any period after the Closing Date. There will not be includible in the Company's gross income for any taxable period after the Closing any amount attributable to a prior tax period as a result of any of the following methods of accounting: installment, open transaction, completed contract, long-term contract, cash or as a result of (A) the application of Section 481 of the Code or comparable provisions of state, local or foreign tax law, (B) any "closing agreement" as described in Section 7121 of the Code, (C) deferred intercompany gain or excess loss account described in
Section 1502 of the Code (or any corresponding or similar provision of state or local law) or (D) prepaid amount received on or before the Closing Date..

            (x) There are no material liens for taxes (other than for current taxes not yet due and payable) on the assets of the Company.

            (xi) The Company has not been and is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

            (xii) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock described in Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions described in this Agreement.

            (xiii) As used in this Agreement, "tax" or "taxes" shall include all
(A) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, real property, personal property, sales, use ,excise, natural resource, environmental, severance, stamp, occupation, premium, windfall profit, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, customs, duties, value added and any other taxes or similar governmental charges of any kind, including any interest, penalties or additions with respect thereto, and (B) liability for the payment of any amounts as a result of being a member of a consolidated, combined or unitary tax group or being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (A); and "tax return" shall include all returns, declarations, reports, information returns, or other documents filed or required to be filed in connection with the determination, assessment, or collection of taxes of any person or the administration of any laws, regulations or administrative requirements relating to any taxes

      (n) BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Company, other than a broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by Seller

      (o)   INTELLECTUAL PROPERTY.

            (i) As used herein, "Intellectual Property Rights" shall mean all trademarks, service marks, trade names, brands, copyrights and patents, all applications for registration and registrations for such trademarks, registered copyrights and patents and all mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes; and "Company Intellectual Property Rights" shall mean all Intellectual Property Rights owned by or licensed to or used by Company. A list and brief description of all Company Intellectual Property Rights that are material to the conduct of the business of Company, and all licenses, contracts, rights and arrangements with respect to the foregoing, are set forth in the Disclosure Schedule. All the Company Intellectual Property Rights which are material to the conduct of its business are valid, enforceable and in full force and effect. The Company owns, free and clear of all Liens, or is validly licensed or otherwise has the legally enforceable right to use, all the Company Intellectual Property Rights which are material to the conduct of its business as currently conducted.

            (ii) The Company has not misappropriated or, to the Seller's and the Company's knowledge, interfered with, infringed upon or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other person. Neither Seller nor the Company has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that the Company must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) which has not been settled or otherwise fully resolved, except for such charges, complaints, claims, demands or notices that, individually and in the aggregate, are not reasonably likely to have a material adverse effect on the Company. To Seller's and the Company's knowledge, no other person has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with any Company Intellectual Property Rights.

            (iii) As the business of the Company is presently conducted, to the Seller's knowledge, Purchaser's or the Company's use after the Closing of the Company Intellectual Property Rights which are material to the conduct of the business of the Company will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights or other proprietary information of any other person.

            (iv) The Company has taken, and until the Closing Date the Company will take, all steps reasonably necessary to preserve the Company's legal rights in all the material Company Intellectual Property Rights except for such steps the failure of which to be taken, individually and in the aggregate, are not reasonably likely to materially diminish the value, protectability or use of the material Company Intellectual Property Rights. In addition, each employee, agent, consultant or contractor who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any predecessor-in-interest thereto either (x) is a party to a "work-for-hire" relationship under which the Company is deemed to be the original owner/author of all property rights therein or (y) has executed an assignment or an agreement to assign in favor of the Company or such predecessor-in-interest, as applicable, all right, title and interest in such material.

      (p) CONTRACTS. Except for Contracts set forth on the Disclosure Schedule, the Company is not a party to or bound by, and none of its properties or assets is bound by or subject to, any written or oral:

            (i) Contract not made in the ordinary course of business;

            (ii) Contract pursuant to which the Company has agreed not to compete with any person or to engage in any activity or business, or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging;

            (iii) Contract pursuant to which the Company is restricted or otherwise impaired in any material respect in the development, marketing or distribution of its products or services;

            (iv) license or franchise granted by the Company pursuant to which the Company has agreed to refrain from granting license or franchise rights to any other person;

            (v) Contract under which the Company has (i) incurred any indebtedness that is currently owing or (ii) given any guarantee in respect of indebtedness, in each case having an aggregate principal amount in excess of $250,000;

            (vi) material Contract that requires consent, approval or waiver of, or notice to, a third party in the event of or, with respect to, the Sale, including in order to avoid termination of or a loss of material benefit under any such Contract;

            (vii) Contract or other agreement, whether written or oral, that contains any guarantees as to the Company's future revenues;

            (viii) Contract providing for payments of royalties to third parties;

            (ix) Contract granting a third party any license to Intellectual Property Rights that is not limited to the internal use of such third party;

            (x) Contract providing confidential treatment by the Company of third party information other than non-disclosure agreements and provisions entered into by Seller in the ordinary course of business consistent with past practice; or

            (xi) Contract which (i) has aggregate future sums due from the Company in excess of $250,000 and is not terminable by the Company for a cost of less than $250,000 or (ii) is otherwise material to the business of the Company as presently conducted or as proposed to be conducted.

The Company and Seller have provided the Purchaser with true and complete copies of each Contract listed in the Disclosure Schedules (or, in the case of any oral contract, complete and accurate summary thereof). Each Contract of the Company is in full force and effect and is a legal, valid and binding agreement of the Company and, to the knowledge of the Company and Seller, of each other party thereto, enforceable against the Company and the Seller and, to the knowledge of the Company and Seller, against the other party or parties thereto, in each case in accordance with its terms, except for such failures to be in full force and effect or enforceable that, individually and in the aggregate, are not reasonably likely to have a material adverse effect on the Company. The Company has performed or is performing all material obligations required to be performed by it under its Contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder, and, to the knowledge of the Company, no other party to any of its Contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder except, in each case, for such breaches that, individually and in the aggregate, are not reasonably likely to have a material adverse effect on the Company.

      (q)   TITLE TO PROPERTIES.

            (i) The Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all real property and leasehold property owned or leased by the Company. The Company has good and valid title to, or valid leasehold interests in or valid rights to, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that, individually and in the aggregate, do not materially interfere with its ability to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which the Company has a leasehold interest, are free and clear of all Liens except for Liens that, individually and in the aggregate, do not materially interfere with the ability of the Company to conduct its business as currently conducted. The property and assets of the Company currently owned or leased by the Company are sufficient to permit the current operations of the Company, and, except as set forth in the Transition Services Agreement, the Company does not require any material assets or services from the Seller or any of its affiliates in order to permit it to continue to operate in accordance with its current practices.

            (ii) The Company has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Company enjoys peaceful and undisturbed possession under all such leases, except for failures to do so that, individually and in the aggregate, are not reasonably likely to have a material adverse effect on the Company.

      (r) PRIVACY POLICIES. The Company has provided true and complete copies of all privacy policies adopted by the Company in connection with the Company's operations. The Company and its employees and agents have (i) complied with all applicable federal, state and foreign privacy laws regarding the disclosure of data, (ii) not violated the Company's applicable privacy policies posted on the Company's Web site, (iii) taken all commercially reasonable steps to protect and maintain the confidential nature of the personal information provided to the Company by persons who do not consent to the disclosure of such information to third parties or have otherwise expressly requested that the Company not disclose such information. All personal data collected by Company from time to time has been used in accordance with the then-applicable privacy policy of the Company. Company does not sell, rent or otherwise make available to third parties any personal data of its customer's subscribers, unless (a) the customer and the applicable list owner have obtained consent of the subscriber to do so, and (b) the customer has asked the Company to do so.

      (s) CUSTOMERS. The Disclosure Schedules include an accurate and complete list of all of the current customers of the Company. No customer has cancelled, terminated or threatened within the last twelve (12) months to cancel or otherwise terminate or has notified the Seller or the Company that it intends to cancel, terminate or otherwise modify materially its relationship with the Company, including, without limitation, as a result of this Agreement or the transactions contemplated hereby. Since December 31, 2000, the Company has not offered to any customer any material cash discount, profit participation, stock adjustment or other rebate or premium in connection with or on account of the purchase of goods or services from the Company.

      (t) TRANSACTIONS WITH RELATED PARTIES. For purposes of this Agreement, the term "Related Party" shall mean (i) any past or present director or executive officer of the Company, (ii) any Affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933), spouse or child of any person or entity listed in (i). Except as set forth in the Disclosure Schedules, during the past three years no Related Party has been a director or officer of, or has had any material direct or indirect interest in, any person or entity, which during such period has been a supplier or customer of products or services or sales agent of the Company or otherwise done business with the Company. Except as set forth in the Disclosure Schedules, no Related Party owns, directly or indirectly, in whole or in part, any tangible or intangible property of the Company or that the Company uses in the conduct of its business. Except as set forth in the

Disclosure Schedules, no Related Party owes any money or other amounts to, nor is any Related Party owed any money or other amounts by, the Company other than salaries, bonuses and commissions payable for services actually performed in amounts in keeping with past practice and in the ordinary course of business and not in violation of any other provision of this Agreement.

      (u) CURRENT LIABILITIES. The current liabilities of the Company as of April 30, 2001 (as determined in accordance with GAAP, but excluding any acquisition cost reserves, accrued restructuring costs, accrued old disputed items, deferred revenues, deferred rent, accrued construction in progress and any liabilities relating to accounts payables to Centerre/Liebert), shall not exceed $1,661,942.

      (v) FAIR VALUE. The Purchase Price in the context of all of the transactions contemplated hereby, including, without limitation, the transactions contemplated by the Services Agreement referred to in Section 4.2(f), constitutes fair value for the Shares and was arrived at based upon arms length negotiations between the parties with each party represented by counsel and with the Seller assisted by its financial advisor.

      (w) SEC DOCUMENTS. Each of the reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed with the Securities and Exchange Commission by Seller since its acquisition of the Company (the "Seller SEC Reports") contained all material disclosure regarding the Company required to be included therein by the Securities Act of 1933 or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and applicable to such Seller SEC Reports. None of the Seller SEC Reports when filed contained any untrue statement of fact related to the Company, its business, assets, financial condition or operations which was material to the Seller ("Company Facts") or omitted to state a Company Fact required to be stated therein or necessary in order to make the statements therein regarding Company Facts accurate, in light of the circumstances under which they were made.

2.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

      (a) ORGANIZATION, STANDING AND CORPORATE POWER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Purchaser is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually and in the aggregate, is not reasonably likely to have a material adverse effect on Purchaser.

      (b) AUTHORITY; NONCONTRAVENTION. (i) Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of Purchaser, enforceable against each of them in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

            (ii) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser under, (A) (1) the certificate of incorporation or by-laws of Purchaser, (2) any Contract applicable to Purchaser or its respective properties or assets or (3) any judgment, order or decree or (2) any statute, law, ordinance, rule or regulation, in each case applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (2) and (3), any such conflicts, violations, defaults, rights, losses or Liens that, individually and in the aggregate, are not reasonably likely to (x) have a material adverse effect on Purchaser, (y) impair the ability of Purchaser to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated by this Agreement.

      (c) ACCESS. Purchaser has been given full access to the assets, books, records, contracts and employees of the Company, and has been given the opportunity to meet with officers and other representatives of Seller and the Company for the purpose of investigating and obtaining information regarding the Company's business, operations and legal affairs provided that neither of such access nor any actual investigation conducted by the Purchaser (including, without limitation, any matters disclosed in connection therewith) shall in any way limit the effect of any of the representations and warranties made herein by the Seller and/or the Company, or any remedy which the Purchaser shall have in connection with any breach thereof.

      (d) BROKERS. Purchaser has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Purchaser has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder's fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

      (e) FAIR VALUE. Assuming the accuracy of the representations and warranties set forth in Section 2.1, the Purchase Price, in the context of all of the transactions contemplated hereby, including, without limitation, the transactions contemplated by the Services Agreement referred to in Section 4.2(f), constitutes fair value for the Shares and was arrived at based upon arms length negotiations between the parties with each party represented by counsel and with the Seller assisted by its financial advisor.

      (f) ACQUISITION OF PURCHASED STOCK. Purchaser is acquiring the Purchased Stock for its own account and for investment, and not with a view to, or for sale in connection with, any distribution of any of such Purchased Stock.

                                  ARTICLE III.

                              ADDITIONAL AGREEMENTS

3.1 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice, Seller shall, and shall cause the Company to, afford to Purchaser and to its officers, employees, accountants, counsel, financial advisors and other representatives, full access during normal business hours during the period prior to the Closing Date to all its properties, books, contracts, commitments, personnel and records of the Company and, during such period, Seller shall, and shall cause the Company to, furnish promptly to Purchaser (a) a copy of each report, schedule, registration statement and other document filed by the Company and/or Seller during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning the Company's business, properties and personnel as Purchaser may reasonably request (including the Company's outside accountant's work papers to the extent permitted, assuming the permission of the Company and Seller, under the outside accountant's policies). Neither the Seller nor the Company shall be required to provide access to or disclose information where such access or disclosure would contravene any law, rule, regulation, order or decree. No review pursuant to this Section 3.1 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Purchaser will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

3.2   REASONABLE EFFORTS.

      (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Sale and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable; (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings; (iii) the obtaining of all necessary consents, approvals or waivers from third parties;
(iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

      (b) In connection with and without limiting the foregoing, Seller and the Company and their respective Boards of Directors and Purchaser and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Sale, this Agreement or any other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Sale, this Agreement or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Sale and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Sale and the other transactions contemplated by this Agreement.

3.3 CONDUCT OF BUSINESS OF COMPANY. From the date hereof through the Closing Date, the Company shall, and the Seller shall cause the Company, except as expressly contemplated or permitted by this Agreement or to the extent that Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed), use commercially reasonable efforts to carry on its business and affairs in such a manner so that the representations and warranties contained in Section 2.1 shall continue to be true and correct in all material respects on and as of the Closing as if made again by the Company on the Closing Date, and the Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, prior to the Closing, and except as expressly contemplated or permitted by this Agreement, the Company will not, without the prior written consent of Purchaser:

      (a) split, combine or reclassify any shares of its capital stock or other equity interests, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or other equity interests, or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or other securities;

      (b) issue, sell, pledge, dispose of, encumber or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock or other equity interests of any class of the Company or any securities convertible into or exercisable or exchangeable for shares of stock or other equity interests of any class of the Company;

      (c) incur any liability or obligation other than in the ordinary and usual course of business and consistent with past practice, issue any debt securities, make, create, incur, assume or suffer to exist any Lien on its assets, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the liabilities of any other person or entity;

      (d) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division or significant assets thereof or acquire, directly or indirectly, any equity interest in any person or entity;

      (e) amend, modify or waive compliance with the Certificate of Incorporation or Bylaws of the Company;

      (f) sell, lease, license, encumber or otherwise dispose of any assets with a book or fair market value in excess of $100,000 individually or $250,000 in the aggregate other than sales of inventory in the ordinary course of business;

      (g) make any change in financial or tax accounting methods, principles or practices or make or cause to be made any elections on tax returns of the Company;

      (h) enter into, amend or terminate, or agree to enter into, amend or terminate, any Contract other than in the ordinary course of business unless, in each case, such amendment, termination, or agreement, singly or together with other such actions, will not have a material adverse effect on the Company;

      (i) fail to maintain and keep in full force and effect all insurance on assets and property or for the benefit of employees of the business, all liability and other casualty insurance, and all bonds on personnel, presently carried, fail to present all claims under such insurance policies in a proper and timely manner or breach any obligation under such insurance policies;

      (j) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

      (k) directly or indirectly engage in any transaction with any officer, director or stockholder or any Affiliate of any such person which is not at arm's length;

      (l) adopt, amend or terminate any Company Benefit Plan, other than changes in employee welfare or benefit arrangements with respect to officers and employees of the Company made in the ordinary course consistent with past practice;

      (m) grant, or become obligated to grant, any increase in the compensation of officers or employees of the Company, including any such increase pursuant to any Company Benefit Plan (except for increases in compensation in the ordinary course of business consistent with past practice);

      (n) enter into any employment, severance, stay bonus or similar agreement or arrangement with any employee of the Company or any independent contractor to provide services to the Company; or

      (o)   agree, in writing or otherwise, to do any of the foregoing.

3.4   EMPLOYEE MATTERS.

      (a) Seller shall use commercially reasonable efforts to cause employees who perform services for the Company which are listed on EXHIBIT B hereto (the "Transferred Employees") to accept employment with the Company and/or the Purchaser after the Closing; it being understood that currently the Company does not have any of its own employees, but rather has services performed on its behalf by employees of the Seller (even though certain such employees spend all or a substantial portion of their working time on Company matters). All other employees of the Seller who perform services for the Company shall not be offered employment by the Company and/or the Purchaser ("Non-Transferred Employees"), and the Seller shall not cause any such Non-Transferred Employee to become an employee of the Company prior to the Closing.

      (b) Purchaser shall provide, or cause to be provided, from the Closing Date through December 31, 2001, to Transferred Employees of the Company who continue employment through the Closing Date and who become employees of the Purchaser (the "Company Employees"), employee benefits that are, in the aggregate, no less favorable than the employee benefits provided to similarly situated employees of Purchaser.

      (c) For purposes of eligibility and vesting (but not benefit accrual) under the employee benefit plans of Purchaser and its subsidiaries providing benefits to Company Employees, Purchaser shall credit each Company Employee with his or her years of service with Company before the Closing Date, to the same extent as such Company Employee was entitled immediately prior to the Closing Date to credit for such service under any similar Company Benefit Plan. To the extent permitted by Purchaser's employee benefit plans and applicable law, Purchaser shall waive any pre-existing condition limitations, waiting periods or similar limitations applicable to Company Employees and their covered dependents (other than limitations or waiting periods that are already in effect with respect to such employees and dependents and that have not been satisfied as of the Closing Date) under such employee benefit plans of Purchaser and shall provide each such Company Employee with credit for any co-payments previously made and any deductibles previously satisfied.

      (d) Nothing contained in this Section 3.4 or elsewhere in this Agreement shall be construed to prevent the termination of employment of any individual Company Employee or any change in the employee benefits available to any individual Company Employee or the amendment or termination of any particular Company Benefit Plan or Company Benefit Agreement to the extent permitted by its terms as in effect immediately prior to the Closing Date and the Company Employees shall not be third party beneficiaries hereof.

3.5   INDEMNIFICATION, EXCULPATION AND INSURANCE.

      (a) Purchaser agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Closing Date now existing in favor of the current or former directors or officers of Company as provided in its certificate of incorporation or by-laws and any indemnification agreements of Company (as each is in effect on the date hereof), the existence of which does not constitute a breach of this Agreement, shall continue to be liabilities of the Company after the Closing Date and shall survive the Sale and shall continue in full force and effect in accordance with their terms.

      (b)   In the event that the Company or any of its successors or assigns
(i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or sale or (ii) transfers or conveys all or substantially all of its properties and assets to any person, or otherwise dissolves, then, and in each such case, Purchaser shall cause proper provision to be made so that the successors and assigns of the Company assume the obligations set forth in this Section 3.5.

      (c) The Company shall comply, and Purchaser shall cause the Company to comply, with the provisions of Section 5.08(c) of that certain Agreement and Plan of Merger dated as of February 29, 2000 by and between Seller and the Company.

      (d) The provisions of this Section 3.5 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

3.6 FEES AND EXPENSES. All fees and expenses incurred in connection with the Sale, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Sale is consummated; provided that, in the event the Sale is consummated, any fees or expenses incurred by the Company in connection with the transaction contemplated hereby (or any alternate termination which the Company and Seller may have contemplated) shall be deemed to be fees and expenses of the Seller (and not of the Company). Purchaser shall file any return with respect to, and shall pay, any state or local taxes (including any penalties or interest with respect thereto), if any, which are attributable to the transfer of the beneficial ownership of the Company's real property (collectively, the "Real Estate Transfer Taxes") as a result of the Sale. Seller shall cooperate with Purchaser in the filing of such returns including, in the case of Seller, supplying in a timely manner a complete list of all real property interests held by the Company and any information with respect to such property that is reasonably necessary to complete such returns. The fair market value of any real property of the Company subject to the Real Estate Transfer Taxes shall be as agreed to between Purchaser and Seller.

3.7 PUBLIC ANNOUNCEMENTS. Purchaser, Seller and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Sale, and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent a party may determine that by applicable law, the SEC, court process or obligations pursuant to any listing or quotation agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

3.8 LITIGATION. Seller shall give Purchaser the reasonable opportunity to participate, at its expense, in the defense of any litigation against the Seller, Company and/or their respective directors relating to the transactions contemplated by this Agreement.

3.9   TAX MATTERS.

      (a) TAX SHARING AGREEMENTS. Any tax sharing agreement between the Company and any other party shall be terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

      (b) INCOME TAX RETURNS FOR TAX PERIODS THROUGH THE CLOSING DATE. Seller will include the income of the Company (including any deferred income triggered into income by Treasury Regulation Sections 1.1502-13 and 1.1502-14 and any excess loss accounts taken into income under Treasury Regulation Section 1.1502-19) on Seller's consolidated federal and state income tax returns for all periods or portions thereof ending on or prior to the Closing Date and pay any taxes attributable to such income. Subject to the next sentence (concerning Seller's right to redact certain information), Seller will allow Purchaser an opportunity to review and comment upon income tax returns (including any amended returns) that relate to or affect the Company and any tax elections to the extent that they relate to the Company by providing Purchaser within ten (10) business days prior to filing such returns and elections, the final, prepared version of such returns and elections if available, or if a final version is not then available, the most current draft of such returns and elections available at such time. Notwithstanding anything else in this paragraph to the contrary, Seller shall have the right to redact on such returns and elections 1) any information that relates to Seller or any affiliate of Seller that is not related to the Company, (2) any information as to which any member of Seller's affiliated group is entitled to assert the protection of any privilege (other than information related to the Company), or (3) any information as to which any member of Seller's affiliated group is subject to an obligation with a third-party to maintain the confidentiality of such information (other than information related to the Company). Except as set forth in Section 3.9(f) below, Seller will take no position on such tax returns that relate to the Company that would adversely affect the Company or the Purchaser after the Closing Date. The income of the Company will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company as of the end of the Closing Date.

      (c) OTHER TAX RETURNS FOR TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Purchaser shall prepare or cause to be prepared and file or cause to be filed all tax returns of the Company for all periods ending on or prior to the Closing Date which are required to be filed after the Closing Date other than income tax returns with respect to periods for which a consolidated, unitary or combined income tax return of Seller will include the operations of the Company. Purchaser shall permit Seller to review and comment on each such tax returns described in the preceding sentence prior to filing. Seller shall reimburse Purchaser for taxes of the Company with respect to such periods ending on or before the Closing Date within fifteen (15) days after payment by the Purchaser or the Company of such taxes to the extent such taxes are not reflected in the reserve for tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) shown on the of the face of the most recent financial statements (as opposed to in the footnotes) of the Company provided to Purchaser.

      (d) OTHER TAX RETURNS FOR TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Purchaser shall prepare or cause to be prepared and file or cause to be filed any tax returns of the Company for tax periods which begin before the Closing Date and end after the Closing Date. Seller shall pay to Purchaser within (15) days after the date on which taxes are paid with respect to such periods an amount equal to the portion of such taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the most recent financial statements (as opposed to in the footnotes) of the Company provided to Purchaser. For the purposes of this Section, in case of any taxes that are imposed on a periodic basis and are payable for a period that includes (but does not end on) the Closing Date, the portion of such tax which relates to the portion of such period ending on the Closing Date shall (a) in the case of any taxes other than taxes based upon or related to income or receipts, be deemed to be the amount of such tax for the entire period multiplied by a fraction the numerator of which is the number of days in the portion of such period ending on the Closing Date and the denominator of which is the number of days in the entire period, and (b) in the case of any tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant period ended on the Closing Date. Any credits relating to a period that begins before and ends after the Closing Date shall be taken into account as though the relevant period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practices of the Company.

      (e)   COOPERATION ON TAX AND ACCOUNTING MATTERS.

            (i) Purchaser, Seller and Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section and to the preparation of financial statements in the ordinary course of business, and any audit, litigation or other proceeding with respect to taxes or the preparation of such financial statements. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to the preparation of any tax returns or financial statements or to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Seller agree (i) to retain all books and records with respect to tax matters and financial accounting pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Seller, as the case may be, shall allow the other party to take possession of such books and records.

            (ii) Purchaser, Seller and Company further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental body or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

            (iii) Seller will, upon request by Purchaser, permit Purchaser and/or its agents, at such time as reasonably requested by them, to review copy and use the tax returns described in paragraph (b) above and associated back-up data, schedules and other relevant information or records, relating to the net operating losses of Company or for any other purpose as reasonably requested by Purchaser. Seller shall provide a copy of such tax returns within fifteen (15) business days after filing such returns.

            (iv) Notwithstanding anything in this paragraph 3.9(e) to the contrary, Seller shall have the right to redact from any information provided to Purchaser or any affiliate of or advisor to Purchaser under this paragraph 3.9(e): (1) any information that relates to Seller or any affiliate of Seller that is not related to the Company, (2) any information as to which any member of Seller's affiliated group is entitled to assert the protection of any privilege (other than information related to the Company) or (3) any information as to which any member of Seller's affiliated group is subject to an obligation with a third-party to maintain the confidentiality of such information (other than information related to the Company).

      (f) NET OPERATING LOSS CARRYOVERS. Seller may elect for federal income tax purposes to retain any or all net operating loss carryovers and capital loss carryovers of the Company under Treasury Regulation Section 1.1502-20(g) and may also elect under Treasury Regulation Section 1.1502-32(b)(4) to treat as having expired for federal income tax purposes any or all of the Company's net operating loss carryovers and capital loss carryovers from the period prior to Seller's acquisition of the Company. Seller will not elect to retain any net operating loss carryovers or capital loss carryovers of the Company under any state, local or foreign law. If there was an ownership change of Seller under
Section 382(g) of the Code and the corresponding provisions of the relevant states' income tax law subsequent to Seller's acquisition of the Company, and if Seller determines, in its sole discretion, that the consolidated limitation of Seller under Section 382 of the Code (and the corresponding provision of such states' income tax law) as a result of such ownership change exceeds zero, then Seller shall, if permitted under state law, elect for state income tax purposes only (and not for federal tax purposes) to apportion to the Company a portion of Seller's consolidated limitation under the provisions state tax law corresponding to Section 382 of the Code. The aggregate amount of such limitation apportioned to the Company for state tax purposes shall be equal to the total amount of such limitation multiplied by a fraction, the numerator of which is the fair market value of the Company as of the time of such ownership change and the denominator of which is the total fair market value of Seller's consolidated group as of the time of such ownership change, in each case as determined by Seller in its sole discretion. Such limitation shall, if necessary, be further apportioned among the relevant states in accordance with applicable state law. Notwithstanding anything herein to the contrary, Seller shall have sole discretion concerning whether to apportion to the Company (i) any portion of Seller's consolidated "net unrealized built-in gain" for state income tax, federal income tax, or any other tax purpose, and (ii) any portion of its consolidated Section 382 limitation for federal income tax purposes.

      (g) SCHEDULE OF NET OPERATING LOSSES. Seller shall provide in the Disclosure Schedules a reasonable estimate of the amount and year of origin of any net operating loss carryforwards allocable to the Company for federal and state income tax purposes as of the Closing Date.

      (h) AUDITS. Seller will allow Purchaser to participate in any audits of consolidated federal and state income tax returns to the extent that such returns relate to the Company. Seller will not settle any such audits in a manner which would adversely affect the Purchaser or Company after the Closing Date without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

      (i) CARRYBACKS. Seller will immediately pay to Purchaser any tax refund (or reduction in tax liability to Seller) resulting from a carryback of a postaquisition tax attribute of the Company in the Seller tax return, when such refund or reduction is realized by Seller. Seller will cooperate with the Purchaser and the Company in obtaining such refunds (or reduction in tax liability), including through the filing of amended tax returns or refund claims.

3.10 RESIGNATIONS. Prior to the Closing Date, Seller shall cause each member of the Company's Board of Directors to execute and deliver a letter effectuating his or her resignation as a director of such Board effective immediately prior to the Closing Date.

3.11 NO SOLICITATION. Neither the Company nor the Seller shall, and each shall cause their respective Affiliates, officers, partners, directors, employees, representatives and agents, not to, directly or indirectly, encourage, solicit, initiate, engage or participate in discussions or negotiations with or provide any information to any person or entity other than Purchaser and its Affiliates (a "Third Party") in connection with any exchange offer, merger, consolidation, sale of substantial or material assets, sale of securities, acquisition of beneficial ownership of or the right to vote securities, liquidation, dissolution or similar transaction involving the Company (such proposals, announcements or transactions being referred to herein as "Acquisition Proposals"). The Company and the Seller shall promptly inform Purchaser of any written (or to the extent the Company or Seller has knowledge, any oral) inquiry (including the terms thereof and the identity of the Third Party making such inquiry) which any one of them may receive in respect of an Acquisition Proposal and furnish to Purchaser a copy of any such written inquiry.

3.12 DISCLOSURE SUPPLEMENTS. From the date hereof through the Closing Date, the Company and the Seller shall promptly deliver to Purchaser in writing any information which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in any Disclosure Schedule hereto or which is necessary to correct any information in any Disclosure Schedule which has been rendered inaccurate thereby.

3.13 RETURN OF RECEIVABLES. The Purchaser agrees to pay to Seller one-half of the amount of any payments actually received on account of the receivables referred to in Section 4.2(i) which were billed on or before March 31, 2001. The payments by Purchaser under this Section 3.13 shall be made by delivery of a check to Seller by the fifteenth day of each month for all such receivables paid during the preceding month, with such amounts to be paid in U.S. dollars (calculated applying the exchange rate as listed in the Wall Street Journal as of the last day of the month in which the receivables were paid).

3.14 ASSIGNMENT AND ASSUMPTION OF CONTRACTS. The Purchaser shall use commercially reasonable efforts to obtain the consent of the parties to the contracts set forth in Schedule 2.1(p)(12) to the assignment of such contracts, effective as of the Closing or the date of such consent, from Seller (or in the case of the contract listed in Schedule 2.1(p)(12)(b), 24/7 Exactis) to the Company and the Company agrees to assume all obligations under such contracts effective as of the Closing Date. With respect to each such contract, effective upon the earlier of the Closing and the date of receipt of the consent of the applicable third parties, each such contract shall be assigned by the Company (or 24/7 Exactis, as the case may be) to the Company, without the payment of any further or additional consideration. In the event that as of the Closing any such consent has not been obtained, then with respect to any such contract which has not been assigned, the Seller shall cooperate in any reasonable arrangement requested by Purchaser to provide to the Company the benefits thereof subject to the performance by the Company or Purchaser of Seller's obligations arising or to be performed after the Closing thereunder provided, however, that nothing herein shall require Purchaser to close the transactions contemplated hereby in the event the failure to obtain any such consent or assign any such contract would constitute a failure to satisfy any of the conditions contained in Section
4.2 hereof.

                                   ARTICLE IV.

                              CONDITIONS PRECEDENT

4.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE SALE. The respective obligation of each party to effect the Sale is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

      (a) NO LITIGATION. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Sale or (ii) prohibiting or limiting the ownership or operation by Seller, the Company or Purchaser and Purchaser's subsidiaries of any material portion of the business or assets of Seller, the Company or Purchaser and Purchaser's subsidiaries taken as a whole, or compelling Seller, the Company or Purchaser and Purchaser's subsidiaries to dispose of or hold separate any material portion of the business or assets of Seller, the Company or Purchaser and Purchaser's subsidiaries taken as a whole, as a result of the Sale or any of the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that each of the parties shall have used its commercially reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

      (b) Purchaser, Seller and the Escrow Agent shall have executed and delivered the Escrow Agreement, which agreement shall become effective at the Closing.

      (c) Purchaser, Seller and the Company shall have executed and delivered a Transition Services Agreement, substantially in the form of EXHIBIT C hereto, which agreement shall become effective at the Closing.

4.2 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to effect the Sale is further subject to satisfaction or waiver of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Seller and the Company set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent such representations and warranties were expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). Purchaser shall have received a certificate signed on behalf of the Company by an authorized representative of the Company to such effect.

      (b) PERFORMANCE OF OBLIGATIONS OF SELLER AND THE COMPANY. Seller and the Company shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date. Purchaser shall have received a certificate signed on behalf of Seller by the chief executive officer of Seller to such effect.

      (c) CERTIFIED DOCUMENTS. Seller shall have delivered to the Purchaser copies of (i) the resolutions duly adopted by the Company's and the Seller's board of directors authorizing the execution, delivery (or filing, as the case may be) and performance of this Agreement, and the consummation of all other transactions contemplated by this Agreement, and (ii) the Certificate of Incorporation and By-laws, each as in effect at the Closing, of the Company and the Seller, in each case certified by an appropriate officer of the Seller or the Company, as applicable.

      (d) GOOD STANDING CERTIFICATES. Purchaser shall have received (i) good standing certificates, dated within a reasonable period prior to the Closing Date, showing that the Company is organized in good standing in the State of Delaware (in long form) and that it is qualified as a foreign corporation and in good standing in the state of Colorado, and (ii) such other documents and certificates as Purchaser may reasonably request.

      (e) INDIMI AGREEMENT. The Company and Indimi, Inc. shall have entered into a services agreement in form and substance acceptable to the Purchaser.

      (f) SELLER SERVICES AGREEMENTS. The Company and Seller shall have entered into the Services Agreements substantially in the forms set forth in EXHIBIT D attached hereto and made a part hereof.

      (g) RESIGNATIONS. The Purchaser shall have received written resignations, effective as of the Closing Date, of the directors of the Company and such officers of the Company as the Purchaser may have requested in writing not less than three days prior to the Closing Date.

      (h) REQUIRED CONSENTS. The Company and Seller shall have received the consents, authorizations and approvals from governmental and non-governmental third parties, in form reasonably acceptable to Purchaser, set forth in EXHIBIT E hereto.

      (i) EUROPEAN RECEIVABLES. The Seller shall have assigned, or caused to be assigned, to the Company the accounts receivable identified in EXHIBIT F hereto.

      (j) CONTRACTS. The Seller shall have assigned, or cause to be assigned, to the Company, the agreements identified on EXHIBIT G hereto.

      (k) ASSIGNMENT OF DOMAIN NAMES. The Seller shall have assigned to the Company the domain names listed on Schedule 2.1(p)(13).

4.3 CONDITIONS TO OBLIGATIONS OF SELLER AND THE COMPANY. The obligation of Seller and the Company to effect the Sale is further subject to satisfaction or waiver of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent such representations and warranties were expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). Seller shall have received a certificate signed on behalf of Purchaser by an authorized signatory of Purchaser to such effect.

      (b) PERFORMANCE OF OBLIGATIONS OF PURCHASER. Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Seller shall have received a certificate signed on behalf of Purchaser by an authorized signatory of Purchaser to such effect.

4.4 FRUSTRATION OF CLOSING CONDITIONS. Neither Purchaser nor Seller nor the Company may rely on the failure of any condition set forth in Section 4.1, 4.2 or 4.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Sale and the other transactions contemplated by this Agreement, as required by and subject to
Section 3.2.

                                   ARTICLE V.

                        TERMINATION, AMENDMENT AND WAIVER

5.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

      (a)   by mutual written consent of Purchaser, Seller and the Company;

      (b)   by either Purchaser or Seller or the Company:

            (i) if the Sale shall not have been consummated by June 15, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this
Section 5.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Sale to be consummated by such time; or

            (ii) if any Restraint having any of the effects set forth in Section 4.1(a) shall be in effect and shall have become final and nonappealable; PROVIDED that the party seeking to terminate this Agreement pursuant to this
Section 5.1(b)(ii) shall have used commercially reasonable efforts to prevent the entry of and to remove such Restraint;

      (c) by Purchaser, if Seller and/or the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 4.1 or 4.2 and (B) is incapable of being or has not been cured by Seller within 30 calendar days after giving written notice to Seller of such breach or failure to perform; or

      (d) by Seller or the Company, if Purchaser shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 4.1 or 4.3, and (B) is incapable of being or has not been cured by Purchaser within 30 calendar days after giving written notice to Purchaser of such breach or failure to perform.

5.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Seller or Purchaser as provided in Section 5.1(a) or (b), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Purchaser, Seller or the Company, or their respective officers, directors and stockholders, other than the provisions of 2.1(n),
Section 3.1, Section 3.6, Section 3.7, this Section 5.2 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

5.3 AMENDMENT. This Agreement may be amended by the parties at any time prior to the Closing Date by an instrument in writing signed on behalf of each of the parties.

5.4 EXTENSION; WAIVER. At any time prior to the Closing Date, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 5.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

5.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 5.1, an amendment of this Agreement pursuant to Section 5.3 or an extension or waiver pursuant to Section 5.4 shall, in order to be effective, require, in the case of Purchaser, Seller or the Company, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                  ARTICLE VI.

                             RESTRICTIVE COVENANTS.

      In consideration of the Purchase Price, Seller covenants with the Company as follows:

6.1 RESTRICTIONS. Seller acknowledges that Purchaser will be paying valuable consideration for the Company, and that a significant portion of that value can be attributable to the Company's customer and supplier lists, distribution records, know-how, goodwill and other proprietary business information and trade secrets of the Company. The use by Seller of these relationships and such confidential information in a business or activity which competes with the Company would provide the competing business with an unfair advantage over the Company. Accordingly, subject to the other provisions of this Article VI, Purchaser wishes to restrict Seller's use of such information and Seller's ability to compete with the Company. Seller agrees, for the Purchase Price, to comply from and after the Closing Date with the terms of this Article, all of which are reasonable and necessary to protect the confidential business information and trade secrets of the Company and to prevent any unfair advantage from being conferred upon a competing business of the Company, as set forth below.

6.2 NON-COMPETITION. For a period of two years from and after the Closing Date, Seller agrees that it shall not, directly or indirectly, either alone or as a stockholder, partner, consultant, owner, agent, creditor, co-venturer of any other Person, or in any other capacity, directly or indirectly, engage in the Business (as defined below) anywhere in the world; provided, that this Section
6.2 shall not apply to (i) any entity that acquires an equity interest in the Seller, so long as such entity does not engage in the Business through the Seller as a standalone entity; provided, however, that this Section 6.2 shall not prohibit such entity from merging the Seller's business with and into the business of such entity; and (ii) any entity engaged in the Business, of which, after the Closing Date, the Seller acquires an equity interest, provided that less than twenty percent (20%) of the gross revenue of such entity during the twelve month period preceding the Seller's acquisition of such entity is derived from the Business; and provided further that nothing herein shall prohibit Seller from being an owner of less than five percent (5%) of the outstanding stock of any class of a corporation which is publicly traded, so long as neither Seller nor any of its affiliates actively participates in the Business of such corporation. For the purposes hereof, the "Business" shall mean the business of e-mail distribution on a service bureau or hosted basis.

6.3 NON INTERFERENCE WITH BUSINESS RELATIONS. For a period of two years after the Closing Date, Seller shall not, directly or indirectly, (i) solicit, induce or attempt to solicit or induce any employee (including without limitation any Company Employee), customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with any such business relation of Purchaser or its Affiliates, (ii) sell to or solicit sales of services constituting part of the Business to any customer or account which was a customer or account of the Company as of the Closing Date or within the one-year period prior thereto, or (iii) (other than through, or as a result of, general, non targeted advertisements) solicit, hire, attempt to solicit or hire, or participate in any attempt to solicit or hire any Company Employee without the consent of the Chief Executive Officer of the Company granted in writing at any time after the Closing Date.

6.4 CONFIDENTIAL INFORMATION. Seller recognizes that the Purchaser's business interests require the fullest practical protection and confidential treatment of all Company information not generally known within the relevant trade group or by the public, including all documents, writings, memoranda, business plans, illustrations, designs, plans, processes, programs, inventions, computer software, reports, sources of supply, customer lists, supplier lists, trade secrets and all other valuable or unique information and techniques acquired, developed or used by the Company relating to its businesses, operations, employees and customers (hereinafter collectively termed "Protected Information"). Seller expressly acknowledges and agrees that Protected Information constitutes trade secrets and confidential and proprietary business information of Purchaser. Protected Information shall not include information which is or becomes part of the public domain through no breach of this Agreement by any Seller. Seller acknowledges that Protected Information is essential to the success of the Company's Business, and it is the policy of Purchaser to maintain as secret and confidential Protected Information which gives Purchaser a competitive advantage over those who do not know the Protected Information and is expressly and implicitly protected by Purchaser from unauthorized disclosure. Accordingly, Seller agrees to hold, and cause its officers, directors, employees and agents to hold, such Protected Information in a fiduciary capacity, to keep secret and to treat confidentially and not to, and not to permit any other Person to, directly or indirectly, appropriate, divulge, disclose or otherwise disseminate to any other Person nor use in any manner for any Seller or any other Person's purposes or benefit any Protected Information, and not to use or aid others in using any such Protected Information in competition with the Company except to the extent that disclosure is required by law; provided, however, that Seller shall provide Purchaser with notice as far in advance of any required disclosure as is practicable in order for Purchaser to obtain an order or other assurance that any information required to be disclosed will be treated as Protected Information and Seller shall use all reasonable efforts to cooperate with Purchaser in connection therewith and in furtherance thereof. This obligation of non-disclosure of information shall continue to exist for so long as such information remains Protected Information.

6.5 SCOPE. If, at the time of enforcement of this Article VI, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

6.6 REMEDIES. Seller agrees that if it shall commit or threaten to commit a breach of any of the covenants contained in this Article VI, then Purchaser shall have the right to obtain all appropriate injunctive and other equitable remedies therefor, in addition to any other rights and remedies that may be available at law, it being acknowledged and agreed that any such breach would cause irreparable injury to Purchaser and that money damages would not provide an adequate remedy therefor.

                                  ARTICLE VII.

                                 INDEMNIFICATION

7.1 SURVIVAL AND REMEDIES. All representations and warranties of each of the parties hereto contained in this Agreement and the schedules hereto, including all statements contained in any bring-down, Closing or similar certificate delivered pursuant hereto, shall be deemed to be representations and warranties within the meaning of this Section 7.1, as the case may be, and shall survive the Closing until the fifteen (15) month anniversary thereof, except in the case of representations and warranties set forth in Sections 2.1(c), 2.1(e), 2.1(f)
(i), 2.1(j), 2.1(k), 2.1(m) and 2.2(b)(i), as to which claims may be made at any time prior to the expiration of the applicable statute of limitations with respect thereto (regardless of whether the facts giving rise to such claim are also the subject of any expired representation or warranty) (the representations and warranties included in this exception are referred to as the "Unlimited Representations"). Notwithstanding anything to the contrary in the previous sentence, any claim for indemnification relating to a breach of any such representation or warranty asserted in a writing (stating the nature of the claim, the identity of the underlying claimants, if applicable, and an estimate of the amount of the claim, if known, and the basis for the claim) on or before the expiration of the relevant time period shall survive, and the representations and warranties referenced in such claim shall survive for purposes of such claim, until resolved or judicially determined. All of the covenants and agreements of each of the parties hereto contained in this Agreement and the schedules hereto or in any bring-down, Closing or similar certificate delivered pursuant to this Agreement shall survive the Closing, and claims for indemnification relating to a breach of any such covenant or agreement must be made before the fifteenth (15th) month anniversary of the Closing Date other than claims based on Article VI which may be made at any time. In the event of a breach of any of such representations, warranties, covenants and agreements, the party to whom such representation, warranty, covenant or agreement has been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement, or otherwise, whether of law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date, other than disclosures contained in the Disclosure Schedule. Claims for indemnification under this
Article VII are the sole and exclusive remedy of the parties in connection with this Agreement for any and all loss, damage, expense (including court costs, amounts paid in settlement, judgments, attorneys' fees and other expenses for investigating and defending), claim, deficiency, and liability, except with respect to claims (i) pursuant to Article VI hereto, (ii) based upon any fraud committed by any party hereto in connection herewith and/or (iii) based upon any intentional breach by any party hereto of its obligations hereunder.

7.2   INDEMNIFICATION OF PURCHASER BY THE SELLER.

      (a) Subject to Section 7.2(b), the Company and the Seller, jointly and severally in the event the Closing hereunder does not occur, or the Seller, alone, in the event the Closing does occur shall, to the extent not covered and promptly paid by applicable insurance, indemnify, defend and hold harmless Purchaser and its past, present and future directors, officers, employees, agents, subsidiaries and Affiliates (the "Purchaser Indemnified Parties") for any and all loss, damage, expense (including court costs, amounts paid in settlement, judgments, reasonable attorneys' fees and other reasonable expenses for investigating and defending), claim, deficiency, liability or obligation ("Liabilities") related to, resulting from, caused by or arising from: (i) any inaccuracy in or breach of any representation or warranty made by the Company and/or the Seller herein or in any bring-down, Closing or similar certificate delivered by the Company or Seller pursuant hereto, (ii) any failure to perform or breach by the Seller (or, if prior to the Closing, the Company) of any covenant or agreement made by the Seller herein which is taken in bad faith or is the result of recklessness, (iii) the employment, engagement or retention by the Seller (or, if prior to Closing, the Company) of any person other than the Company Employees, except as provided for in the Transition Services Agreement,
(iv) any Company Benefit Plan in effect prior to Closing (except as provided in the Transition Services Agreement), or (iv) benefits payable under any COBRA Law to any Company Employee resulting from the reassignment of any such Company Employee from Seller to the Company or the Purchaser at the Closing (collectively, the "Damages").

      (b) Notwithstanding anything to the contrary contained in Section 7.2(a), however, no indemnification shall be required to be made under Section
7.2 (a)(i) (except as a result of a breach of any Unlimited Representations or of Section 2.2(u)) except to the extent that the aggregate amount of all Damages under Section 7.2(a)(i) exceeds $300,000 (the "Threshold Amount"). Notwithstanding anything herein, the maximum liability of the Seller on account of Section 7.2(a)(i) (excluding for all purposes any liability thereunder on account of any Unlimited Representations) shall not exceed $6,000,000.

      (c) After the Closing, Purchaser shall satisfy any claim for Damages under this Section 7.2 by withdrawing from the Escrow, in accordance with the terms of the Escrow Agreement,; PROVIDED, HOWEVER, to the extent the claims for such Damages cannot be satisfied in full from the Escrow, Purchaser shall be liable for the remaining portion of such Damages.

Subject to and in accordance with the Escrow Agreement, the balance, if any, of the Escrow remaining on the Distribution Date (as defined in the Escrow Agreement) shall be distributed to the Seller.

      (d) The foregoing in no way shall limit any remedy provided for herein or at law or equity resulting from a breach of any obligation under Article VII hereunder.

7.3 INDEMNIFICATION BY PURCHASER. Purchaser shall, to the extent not covered and promptly paid by applicable insurance, indemnify, defend and hold harmless Seller and its past, present and future directors, officers, employees, agents, subsidiaries and Affiliates (the "Seller Indemnified Parties"), for any and all Liabilities related to, resulting from, caused by or arising from: (a) any inaccuracy or breach of any representation or warranty made by the Purchaser herein or in any bring-down, Closing or similar certificate delivered by Purchaser pursuant hereto, (b) any failure to perform or breach of any covenant or agreement made by the Purchaser herein which is taken in bad faith or is the result of recklessness, and (c) the employment of any Company Employee after the Closing (other than any matters identified in Section 7.2(a)(iv) or (v)). Notwithstanding anything to the contrary contained in this Section 7.3, no indemnification shall be required to be made under this Section 7.3(a) (except as a result of a breach of any Unlimited Representations) except to the extent by which the aggregate amount of all damages under Section 7.3(a)(except as a result of a breach of any Unlimited Representations) exceeds the Threshold Amount.

7.4   INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS AGAINST INDEMNIFIED
      PARTIES.

      (a) In the event that subsequent to the Closing any person or entity ("Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity which is not a party to this Agreement (including any governmental authority) (a "Third Party Claim") against such Indemnified Party, with respect to which a party (an "Indemnifying Party") is required to provide indemnification under this Agreement, the Indemnified Party shall give written notice together with a statement of any available information regarding such claim (the "Notice of Claim") to the Indemnifying Party promptly after learning of such claim. Provided that the Indemnifying Party (i) agrees in writing to its indemnity obligations hereunder for all damages or claims in connection with such matter and (ii) has sufficient financial resources to pay any reasonably possible damages, expenses or other costs in connection therewith (as determined in the reasonable discretion of the Indemnified Party), the Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") promptly after receipt from the Indemnified Party of the Notice of Claim, to conduct at its expense the defense against such claim in its own name, or, if necessary, in the name of the Indemnified Party; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to approve the defense counsel representing the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not settle or compromise any Third Party Claim for which it has assumed the defense pursuant to this Section 7.4(a) without the Indemnified Party's prior written consent thereto, unless the terms of such settlement or compromise discharge and release the Indemnified Party from all Liabilities and obligations thereunder and do not involve a remedy other than the payment of money by the Indemnifying Party.

      (b) In the event that the Indemnifying Party shall fail to give the Defense Notice within the time and as prescribed by Section 7.4(a), or if such claim involves a claim for injunctive or other equitable relief, then in any such event the Indemnified Party shall have the right to conduct such defense, at the Indemnifying Party's expense, in good faith with counsel reasonably acceptable to the Indemnifying Party, but the Indemnified Party shall be prohibited from compromising or settling the claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event that the Indemnified Party conducts the defense pursuant to this Section 7.4(b), the Indemnifying Party will, at its expense, make available to the Indemnified Party such assistance and materials as the Indemnified Party may reasonably request. The Indemnifying Party may participate in such defense at its own expense.

      (c) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject Third Party Claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party. Regardless of which Party defends such claim, the other Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. Notwithstanding the foregoing and in the event that the Indemnifying Party delivers a Defense Notice and thereby elects to conduct the defense of the subject Third Party Claim but does not proceed diligently to defend or settle such Third Party Claim within a reasonable time after its receipt of notice of the assertion or commencement thereof, then (a) the Indemnified Party shall have the right, but not the obligation, to undertake at the expense of the Indemnifying Party the defense or settlement of such Third Party Claim for the account and at the risk of the Indemnifying Party, and (b) the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to such Third Party Claim. No delivery of a Defense Notice by an Indemnifying Party in connection with a Third Party Claim shall prejudice any right of such Indemnifying Party to challenge whether the Indemnified Party is entitled to indemnification hereunder with respect to such Third Party Claim.

      (d) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall be conclusively deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder, subject to the Indemnifying Party's right to appeal an appealable judgment or order.

7.5 FAILURE TO GIVE TIMELY NOTICE. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Article VII will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such was actually damaged as a result of such failure to give timely notice. Notwithstanding the foregoing, the parties hereby acknowledge and agree that nothing in this Section 7.5 shall be deemed to extend any of the time periods set forth in Section 7.1 with respect to the survival of representations and warranties.

7.6 INSURANCE. If an Indemnified Party both collects proceeds from any insurance company and receives a payment from the Indemnifying Party hereunder, and the sum of such proceeds and payment is in excess of the damages or losses with respect to the matter that is the subject of the indemnity, then the Indemnified Party shall promptly refund to the Indemnifying Party the amount of such excess.

                                 ARTICLE VIII.

                               GENERAL PROVISIONS

8.1 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)   if to Purchaser, to

            Direct Marketing Technologies, Inc.
            c/o Experian
            955 American Lane
            Schaumburg, IL  60173
            Telecopy No.:  (847) 598-8851
            Attention:  James Mackey

            with a copy to:

            Experian
            505 City Parkway West
            10th Floor
            Orange, CA  92868
            Telecopy No.:  (714) 938-2513
            Attention:  General Counsel

            And with a copy to:

            Sonnenschein Nath and Rosenthal
            8000 Sears Tower
            Chicago, Illinois  60606
            (312) 876-3180
            Telecopy No.: (312) 876-7934
            Attention:  Michael D. Rosenthal

      (b)   if to Seller, to

            24/7 Media, Inc.
            1250 Broadway, 28th Floor
            New York, New York 10001-3701
            Telecopy No.:  (212) 760-2811
            Attention:  Mark E. Moran
            with a copy to:

            Cooley Godward LLP
            380 Interlocken Crescent
            Suite 900
            Broomfield, CO  80021-8023
            Telecopy No.:  (720) 566-4099
            Attention:  James C. T. Linfield

      (c)   if to Company, to

            24/7 Media, Inc.
            1250 Broadway, 28th Floor
            New York, New York 10001-3701
            Telecopy No.:  (212) 760-2811
            Attention:  Mark E. Moran

            with a copy to:

            Cooley Godward LLP
            380 Interlocken Crescent
            Suite 900
            Broomfield, CO 80021-8023
            Telecopy No.:  (720) 566-4099
            Attention:  James C. T. Linfield

8.2   DEFINITIONS.  For purposes of this Agreement:

      (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

      (b) "knowledge" of any person which is not an individual means the actual knowledge of such person's executive officers;

      (c) "material adverse change" or "material adverse effect" means, when used in connection with Seller, Purchaser or the Company, any change, effect, event, occurrence, condition or development or state of facts that is materially adverse to the business (viewed in its entirety), results of operations or financial condition of such party and its subsidiaries taken as a whole, other than any change, effect, event, occurrence, condition, development or state of facts (i) relating to the economy or securities markets in general, (ii) relating to the industries in which such party operates in general, or (iii) resulting from this Agreement or the transactions contemplated hereby or the announcement thereof;

      (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

      (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

8.3 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Any representation or warranty which is qualified by the Disclosure Schedules shall only be so qualified to the extent the applicable portion of the Disclosure Schedules expressly refer to the representation or warranty so qualified or to the extent the exception is sufficiently clear and specific on its face to communicate the specific representations and warranties which it qualifies and the scope of such qualification. In the case of the executory portion of any Contract referred to in the Disclosure Schedules, reference to such Contract shall be deemed disclosure of the nature and amount of the liabilities thereunder only if (a) Purchaser has received a complete and accurate copy of such Contract (or a complete and accurate summary thereof, if an oral Contract) and (b) such liability does not involve any breach or default under such Contract, unless such breach or default is accurately and fully disclosed in the Disclosure Schedules.

8.4 COUNTERPARTS. This Agreement may be executed via facsimile or in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein), the Escrow Agreement and the Seller Services Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 3.5, are not intended to confer upon any person other than the parties any rights or remedies.

8.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, provided that notwithstanding the foregoing, Purchaser may assign this Agreement to any of its affiliates without the need for any consent by the Company or Seller. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

8.8 ENFORCEMENT. Each of the parties hereto agrees that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of New York or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in New York County in the State of New York or any New York state court in New York County in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in New York County in the State of New York or a New York state court located in New York County.

8.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS WHEREOF, Purchaser, Seller and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    PURCHASER:

                                    DIRECT MARKETING TECHNOLOGIES, INC.

                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

                                    SELLER:

                                    24/7 MEDIA, INC.

                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

                                    COMPANY:

                                    EXACTIS.COM, INC.

                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

                                    EXHIBITS

EXHIBIT A--ESCROW AGREEMENT
EXHIBIT B--TRANSFERRED EMPLOYEES
EXHIBIT C--TRANSITION SERVICES AGREEMENT
EXHIBIT D--SELLER SERVICES AGREEMENTS
EXHIBIT E--REQUIRED CONSENTS
EXHIBIT F--EUROPEAN RECEIVABLES
EXHIBIT G--CONTRACTS

                           EXHIBIT A--ESCROW AGREEMENT

                        EXHIBIT B--TRANSFERRED EMPLOYEES

                    EXHIBIT C--TRANSITION SERVICES AGREEMENT

                      EXHIBIT D--SELLER SERVICES AGREEMENTS

                          EXHIBIT E--REQUIRED CONSENTS

1.    The Prudential Insurance Company of America





                                      -44-
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EXHIBIT F--EUROPEAN RECEIVABLES

Any and all accounts receivable, trade receivables, notes receivables and other receivables of the Business from the following customers of the Business:

                          BBC
                          Capital One
                          ebookers.com
                          Economist
                          Egg.com
                          Financial Times
                          Freeserve
                          Genie Internet
                          Lastminute.com
                          ModemMedia
                          MyOffers.com
                          QXL
                          Sports.com
                          Tempest Online Marketing
                          TimeOut.com





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EXHIBIT G--CONTRACTS

1. Lease Agreement between The Prudential Insurance Company of America and Exactis.com, Inc., dated January 19, 2000, as amended on April 7, 2001 and as further amended on June 27, 2000.







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